                     THE HARTMARX SAVINGS-INVESTMENT PLAN
                     ------------------------------------

                      FINANCIAL STATEMENTS AND SCHEDULES
                      ----------------------------------

                          DECEMBER 31, 1997 AND 1996
                          --------------------------

                      THE HARTMARX SAVINGS-INVESTMENT PLAN
                      ------------------------------------

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES
                  -------------------------------------------

                                                                           Page
                                                                           ----
Report of Independent Accountants                                            1

Financial Statements:

   Statement of Assets, Liabilities and Plan
     Equity at December 31, 1997 and 1996                                    2

   Statement of Income and Changes in Plan
     Equity for the Year Ended December 31,
     1997                                                                    3

   Notes to Financial Statements                                            4-15

Supplementary Schedules:

  Assets Held for Investment Purposes at December 31, 1997 (Schedule G, Part I)

  Reportable Transactions - Series of Security Transactions (Schedule G, Part V)

Supplementary schedules not included have been omitted because they are not applicable.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


 June 17, 1998

 To the Participants of the Hartmarx Savings-Investment Plan and the Plan Administration Committee of Hartmarx Corporation

 In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of the Hartmarx Savings-Investment Plan at December 31, 1997 and 1996, and the results of its operations and the changes in its plan equity for the year ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Hartmarx Corporation; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

 Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedule G, Parts I and V, is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by the Employee Retirement Income Security Act of 1974. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



 PRICE WATERHOUSE LLP

 Chicago, Illinois

                         THE HARTMARX SAVINGS-INVESTMENT PLAN
                STATEMENT OF ASSETS, LIABILITIES AND PLAN EQUITY
                           DECEMBER 31, 1997 AND 1996

                                               1997         1996
                                            -----------  -----------

 ASSETS:
    Investments (Note 5):
      Vanguard mutual funds:
        VFISF - GNMA Portfolio............  $ 6,166,551  $ 5,772,049
        VMMR - Prime Portfolio............    4,410,222    6,040,706
        Index 500 Portfolio...............   11,070,490    7,136,547
        STAR Fund Portfolio...............    8,018,077    6,234,193
        PRIMECAP Fund.....................    7,781,231    4,118,385
        International Growth Portfolio....    1,902,641    1,684,319
      Hartmarx Corporation common stock...   10,596,867    8,259,592
      Vanguard Retirement Savings Trust...    4,130,945    3,645,340
      Unallocated deposit administration
        group annuity insurance contract..    1,830,733    1,773,121
      Loans to participants...............    1,626,602    1,660,404
                                            -----------  -----------

        Total Investments.................   57,534,359   46,324,656

    Due from Hartmarx Corporation:
      Employee contributions..............      397,460      302,809
      Employee loan repayments............       58,381       58,107
    Accrued investment income.............        3,194          328
                                            -----------  -----------

        Total Assets......................   57,993,394   46,685,900

 LIABILITIES:
    Payable to Hartmarx Corporation.......      271,611       78,346
                                            -----------  -----------

 TOTAL EQUITY.............................  $57,721,783  $46,607,554
                                            ===========  ===========

                See accompanying notes to financial statements.

                     THE HARTMARX SAVINGS-INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Income from:
  Mutual funds-
    Net gain on sales of investments (Note 2)................  $   856,012
    Unrealized appreciation, net.............................    3,721,842
                                                               -----------
      Net increase in fair value.............................    4,577,854
    Dividends on shares of mutual funds......................    1,778,347
    Earnings on money market mutual fund.....................      288,484
                                                               -----------
      Net investment gain....................................    6,644,685
                                                               -----------

  Hartmarx Corporation common stock-
    Net gain on distribution of stock
      to participants (Note 2)...............................       55,994
    Net gain on sales of stock (Note 2)......................      990,610
    Unrealized appreciation..................................    2,310,933
                                                               -----------
      Net increase in fair value.............................    3,357,537
                                                               -----------

  Other investment income-
    Earnings from Vanguard Retirement
      Savings Trust..........................................      234,591
    Interest income from participant loans...................      136,341
    Other interest income....................................       94,719
                                                               -----------
      Total other investment income.......................         465,651
                                                               -----------

Total income.................................................   10,467,873

Participants' contributions..................................    5,108,461
Administrative expenses......................................      (40,646)
Distributions to participants................................   (4,421,459)
                                                               -----------

Net increase in Plan equity..................................   11,114,229

Plan equity:

  Beginning of year..........................................   46,607,554
                                                               -----------

  End of year................................................  $57,721,783
                                                               ===========

                See accompanying notes to financial statements.

                     THE HARTMARX SAVINGS-INVESTMENT PLAN
                     ------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

 NOTE 1 - Plan Description:
 -------------------------

 The Hartmarx Savings-Investment Plan (the "Plan") is a defined contribution plan available to employees of Hartmarx Corporation ("Hartmarx") and certain subsidiary and affiliated companies (collectively with Hartmarx, the "Employers") meeting specified requirements as to length of service and age and who are not included in a collective bargaining unit having a labor agreement providing retirement benefits. Eligible employees electing to participate in the Plan automatically participate in the Hartmarx Retirement Income Plan, a noncontributory defined benefit plan, and in the Hartmarx Employee Stock Ownership Plan ("ESOP"), a trusteed employee stock ownership plan. The Plan Administrator is the Plan Administration Committee of Hartmarx. Vanguard Fiduciary Trust Company, a trust company and wholly owned subsidiary of The Vanguard Group, Inc., is the custodian of all Plan funds.

 Participant Contributions:
 -------------------------

 Participants may contribute from 1% to 16% (in whole percentages) of their annual earnings through regular payroll deductions. The first 6% of earnings contributed are considered "matched" contributions and determine the Employer contributions as described below. Contributions in excess of 6% of earnings are considered "voluntary" contributions and are not matched with Employer contributions. At the election of the participant, participant contributions in excess of 1% of earnings may be made on a pre-tax basis under Section 401(k) of the Internal Revenue Code ("Code") (to a statutory limit of $9,500 in 1997), or on an after-tax basis; the first 1% of participant earnings contributed are on an after-tax basis. Under certain circumstances provided for by Internal Revenue Service regulations, participant contributions on both pre-tax and after-tax bases may be further limited. Refunds of participant contributions to comply with these regulations are included in distributions to participants in the accompanying financial statements. Participants may change or cease contributions without withdrawing from the Plan as participants.

 Participant contributions in 1997 aggregating $5,108,461 also include $870,005 received from participants as direct rollover deposits from the terminated 401(k) Retirement Savings Plan of the Plaid Clothing Group.

 Employer Contributions:
 ----------------------

 Since 1989, Employer contributions have been made to the ESOP. During 1997, the Employer contributions were 25% of the first 1% of each participant's earnings withheld as matched contributions and 5% of all other matched participant contributions and aggregated $255,030. Employer contributions are subject to maximum limits set by the Code and incorporated in the Plan and the ESOP. Employer payments to the ESOP also include additional amounts required for interest and principal owed by the ESOP on a loan payable to Hartmarx. Employer payments to the ESOP for 1997 aggregated $2,062,289.

 Effective July 1, 1998, the Employer matching contribution rates will change to 25% of the first 3% of each participant's earnings withheld as matched contributions and 10% of all other matched participant contributions.
 Effective July 1, 1999, the Employer matching contribution rates will change to 25% of all matched participant contributions.

 Vesting:
 -------

 Participants are fully vested in their contributions to the Plan and related earnings at all times. Participants become 33-1/3% vested in Employer contributions and related earnings after three complete years of service, 66-2/3% vested after four complete years of service and 100% vested after five years of service. Active participants also become fully vested in Employer contributions and related earnings at the earlier of (1) death; (2) reaching age 65; or, (3) upon the occurrence of certain specified events deemed to be a change in control of Hartmarx. Vesting in ESOP Employer contribution accounts and related earnings is generally on the same basis as for the Plan.

 For participants who terminate employment with an Employer, nonvested Employer contributions and related earnings are withheld and, if the participant incurs five consecutive one year breaks in service, forfeited. Forfeitures can be applied to reduce Employer contributions for the Plan year or can be applied to pay administrative costs of the Plan.

 At December 31, 1997, the Plan's financial statements include the balance of nonvested Employer contributions and related earnings of terminated participants who had not incurred five consecutive one year breaks in service aggregating the equivalent of 5,182 shares of Hartmarx common stock with a market value of $39,512 and 27,310 units of the VMMR Prime Portfolio with a market value of $27,310.

 There are no priorities for distribution of assets upon termination of the Plan. If the Plan were terminated, participants would become fully vested in their account balances, including participant and Employer contributions and related earnings, and former participants who had not incurred five consecutive one year breaks in service would become fully vested in the balances of nonvested Employer contributions and related earnings.

 Participant Loans:
 -----------------

 Participants may borrow that portion of their account attributable to participant contributions and related earnings within percentage and dollar limits and at rates and terms permitted by the Code and specified in the Plan. Loans are repayable over periods of one to five years (usually through payroll deduction), with the exception that a loan to purchase a primary residence may be repaid over a term as long as 15 years. Interest is charged at a rate which exceeds the prime rate at the inception of the loan which, at December 31, 1997, is 1% over the prime rate. Interest and principal payments are credited directly to the borrowing participant's accounts according to the funds selected for current contributions.

 A participant receiving a loan is charged a loan origination fee and an annual administration fee which is deducted from the participant's account in each year the loan is outstanding. Loan origination and annual administration fees were $40 and $20, respectively, in 1997 and 1996.

 Administrative Expenses:
 -----------------------

 Administrative expenses of the Plan comprise trustee, recordkeeping, auditing and loan fees. Administrative expenses not paid by the Plan are payable by Hartmarx. Administrative fees for 1997 of $40,646 paid by the Plan represent loan fees, which were deducted from participant accounts, and recordkeeping fees paid from forfeitures of nonvested Employer contributions and related earnings. For 1997, Hartmarx paid $5,043 of direct Plan administrative fees and an additional $105,036 of fees for the joint administration of the Plan and the ESOP.

 Distributions and Withdrawals:
 -----------------------------

 Vested account balances are generally distributed upon the participant's retirement, termination of employment, disability or death. Participants may also receive vested account balances while remaining employed by an Employer upon withdrawal from the Plan, but withdrawals for participants under age 59-1/2 are generally limited to vested Employer contributions and after-tax participant contributions, except that pre-tax participant contributions may also be distributed in certain circumstances. Distributions and withdrawals are normally made in cash, except that a participant may elect to receive distributions and certain withdrawals from the Hartmarx Stock Fund and the ESOP in the form of shares of Hartmarx common stock.

 NOTE 2 - Significant Accounting Policies:
 ----------------------------------------

 The financial statements of the Plan are prepared in accordance with generally accepted accounting principles and necessarily include certain amounts based on the Plan Administrator's informed estimates and judgments, giving due consideration to materiality. Actual results could differ from those estimates, but the Plan Administrator believes such differences would not materially affect the Plan's financial position, results of its operations, or changes in its plan equity.

 Investments in publicly-traded securities and in mutual funds are carried at published market values and net asset values, respectively. Investments in the Vanguard Retirement Savings Trust, a collective investment trust formerly known as the Vanguard Investment Contract Trust, are carried at fair value which approximates the contract values of the Trust's investment contracts. The investment in the unallocated group annuity insurance contract, an investment contract, is carried at estimated fair value. Loans to participants represent the unpaid principal balance.

 Income from investments is recorded as earned. Investment gains (losses) and unrealized appreciation (depreciation) have been reported in the financial statements on a current value reporting basis. Accordingly, net gain (loss) on sales of investments represents the difference between (a) the proceeds realized from the sales of mutual funds and Hartmarx common stock and (b) the market value of those investments at the earlier of the beginning of the year or at the date of acquisition during the year. The net gain on distributions of Hartmarx common stock to participants represents the difference between the market value of the stock on the date of distribution and the market value at the beginning of the year. Unrealized appreciation (depreciation) represents the difference between (a) the year-end market value of mutual funds and common stock held and (b) the cost of investments purchased during the year (including Hartmarx stock purchased with participant contributions to the Hartmarx Stock Fund at 90% of average trading prices) or the market value at the beginning of the year for investments held to year-end.

 Distributions to participants include unpaid loan balances, proceeds from the liquidation of participant investments and the market value of Hartmarx common stock distributed.

 NOTE 3 - Investment Programs:
 ----------------------------

 The following investment options were available:

   Vanguard mutual funds (registered investment companies):

     Fixed Income Securities Fund (VFISF) GNMA Portfolio, an income fund which invests in Government National Mortgage Association certificates.

     Money Market Reserves (VMMR) Prime Portfolio, a money market mutual fund investing in short-term, high-quality money market instruments issued by financial institutions, non-financial corporations, the U.S. government and federal agencies.

     Index Trust - 500 (Index 500) Portfolio, a growth and income fund which invests in all of the stocks included in the Standard & Poor's 500 index.

     STAR Fund - STAR Portfolio, a balanced fund which invests 60%-70% of its assets in six Vanguard equity funds, with the remaining assets invested in three Vanguard fixed-income portfolios.

     PRIMECAP Fund, a growth fund which invests primarily in common stocks with high growth potential.

     International Growth Portfolio, a growth fund which invests primarily in stocks of companies based outside of the United States.

   Hartmarx Stock Fund, which primarily invests in Hartmarx common stock.
     Participant contributions and earnings thereon are credited to participant accounts based on shares of Hartmarx common stock at 90% of the average trading prices as reported in the New York Stock Exchange-Composite Transaction quotations on the date the shares are purchased or deemed to be purchased by the Plan; participant loan repayments and transfers to the Fund are credited to participant accounts at the closing market price. While the Plan may purchase Hartmarx common stock either directly from Hartmarx or in the open market, shares acquired in 1997 have been purchased from Hartmarx at the 90% of average trading prices credited to participant accounts for contributions. Shares acquired in 1997 with funds from loan repayments and transfers to the Hartmarx Stock Fund were primarily purchased from Hartmarx.

   Hartmarx GIC Fund, an investment contract fund which is invested in the Vanguard Retirement Savings Trust, which primarily holds contracts issued by insurance companies and banks, and in a contract with an insurance company.

 The Vanguard mutual funds and Vanguard Retirement Savings Trust are managed by an affiliate of Vanguard Fiduciary Trust Company.

 A participant may select more than one investment option. Participants may change investment options and transfer previously contributed balances as often as once a month. Participants are assigned units in each investment program fund. A summary of units and unit values for each fund of the Plan is as follows:

                                     December 31, 1997      December 31, 1996
                                   ---------------------  ---------------------
                                     Units    Unit Value    Units    Unit Value
                                   ---------  ----------  ---------  ----------
 VFISF GNMA Portfolio                591,232    $10.43      564,780    $10.22
 VMMR Prime Portfolio              4,119,426    $ 1.00    5,926,693    $ 1.00
 Vanguard Index 500 Portfolio        122,910    $90.07      103,189    $69.16
 Vanguard STAR Fund Portfolio        461,339    $17.38      393,077    $15.86
 PRIMECAP Fund                       196,645    $39.57      136,914    $30.08
 International Growth Portfolio      116,085    $16.39      102,328    $16.46
 Hartmarx Stock Fund               1,014,214    $10.50    1,070,398    $ 7.75
 Hartmarx GIC Fund                 5,961,678    $ 1.00    5,418,461    $ 1.00

 Unit values are based primarily on investment assets of each fund, net of liabilities due Hartmarx, but do not include employee contributions and loan repayments receivable and expenses payable.

 With the exception of the Hartmarx GIC Fund and the Loan Fund, the market value of the investments of each Fund (Hartmarx stock or mutual funds) are published for each business day, and changes in the market value produce similar changes in the unit values of each Fund. The unit value of the Hartmarx GIC Fund is updated and made available to participants monthly by Vanguard based on changes in the value of the Fund's investments.

 NOTE 4 - Taxes:
 --------------

 The Plan is intended to be a qualified employee benefit plan under Section 401(a) of the Internal Revenue Code, exempt from federal income tax, with participants not being subject to tax on Employer contributions or earnings of the Trust prior to receiving benefits under the Plan. On April 5, 1996, the Internal Revenue Service issued a favorable determination letter with respect to the qualified status of the Plan in connection with amendments which became effective January 1, 1989. The Plan Administrator believes that the Plan is designed and is being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, the Plan Administrator believes a provision for federal income taxes in the accompanying financial statements is not required.

 NOTE 5 - Investment Information:
 -------------------------------

 The following summarizes the Plan's investments at December 31, 1997 and 1996:

                                                            1997
                                                 ----------------------------
                                                  Stock shares,
                                                   Fund/Trust        Fair
                                                  units or cost      value
                                                 ---------------  -----------

 At quoted market value or net asset value:

 Vanguard Mutual Funds:
   VFISF-GNMA Portfolio............................    591,232    $ 6,166,551
   VMMR Prime Portfolio............................  4,410,222      4,410,222
   Index 500 Portfolio.............................    122,910     11,070,490
   STAR Fund Portfolio.............................    461,339      8,018,077
   PRIMECAP Fund...................................    196,645      7,781,231
   International Growth Portfolio..................    116,085      1,902,641
 Hartmarx Corporation Common Stock ................  1,389,753     10,596,867
                                                                  -----------
                                                                   49,946,079
                                                                  -----------
 At estimated fair value:

 Vanguard Retirement Savings Trust.................  4,130,945      4,130,945
 Unallocated group annuity insurance contract:
   MBL Life Assurance Corp......................... $1,830,733      1,830,733
 Loans to participants............................. $1,626,602      1,626,602
                                                                   ----------
                                                                    7,588,280
                                                                  -----------

       Total investments...........................               $57,534,359
                                                                  ===========

                                                             1996
                                                 ----------------------------
                                                  Stock shares,
                                                   Fund/Trust        Fair
                                                  units or cost      value
                                                 ---------------  -----------

 At quoted market value or net asset value:

 Vanguard Mutual Funds:
   VFISF-GNMA Portfolio............................    564,780    $ 5,772,049
   VMMR Prime Portfolio............................  6,040,706      6,040,706
   Index 500 Portfolio.............................    103,189      7,136,547
   STAR Fund Portfolio.............................    393,077      6,234,193
   PRIMECAP Fund...................................    136,914      4,118,385
   International Growth Portfolio..................    102,328      1,684,319
 Hartmarx Corporation Common Stock ................  1,468,372      8,259,592
                                                                  -----------
                                                                   39,245,791
                                                                  -----------
 At estimated fair value:

 Vanguard Retirement Savings Trust.................  3,645,340      3,645,340
 Unallocated group annuity insurance contract:
   MBL Life Assurance Corp......................... $1,773,121      1,773,121
 Loans to participants............................. $1,660,404      1,660,404
                                                                  -----------
                                                                    7,078,865
                                                                  -----------

       Total investments...........................               $46,324,656
                                                                  ===========

 The Vanguard Retirement Savings Trust's average yield during 1997 and 1996 was 6.17% and 6.07%, respectively, and the yield as of December 31, 1997 and 1996 was 6.23% and 6.13%, respectively. The yield of the Vanguard Retirement Savings Trust is subject to adjustment daily based on interest credited and earnings on the Trust's investment contracts.

 The MBL Life Assurance Corporation group annuity insurance contract is a restructured investment contract received during 1994 under a rehabilitation plan, replacing an earlier contract with The Mutual Benefit Life Insurance Company. The restructured investment contract matures on December 31, 1999, the end of the rehabilitation period. Under the rehabilitation plan, the restructured investment contract limits annual withdrawals without penalty to 2% of the restructured contract value or greater amounts needed to fund benefits for retirement, death, disability and hardship; larger withdrawals during the remainder of the rehabilitation period are subject to penalties of up to 16.3%. During the rehabilitation period, the Plan is funding participant distributions, loans and transfers from the Hartmarx GIC Fund from more liquid investments of the Hartmarx GIC Fund.

 The crediting interest rate is reset annually based on the experience of MBL Life Assurance Corporation. The minimum annual crediting interest rate during the rehabilitation period is 5%. A substantial portion of Plan's restructured contract is guaranteed by the Illinois Life and Health Insurance Guaranty Association; if the current credit interest rate continues to maturity, approximately 95% of the restructured contract value at maturity is guaranteed. The restructured contract's yield during both 1997 and 1996 was 5.1% and for 1998 is 5.1%. The restructured investment contract, reported in the Plan's financial statements is at estimated fair value, representing the contract values at December 31, 1997 and 1996 less valuation reserves of $81,112 and $82,223, respectively.

 NOTE 6 - Fund Information:
 -------------------------

 The financial position of the funds comprising the Plan as of December 31, 1997 and 1996 is as follows:

                                                    VFISF GNMA Portfolio
                                                  -------------------------
ASSETS:                                              1997           1996
                                                  ----------     ----------
 Investments:
  Vanguard mutual funds:
   VFISF - GNMA Portfolio.......................  $6,166,551     $5,772,049

 Due from Hartmarx Corporation:
  Employee contributions........................      30,905         29,590
  Employee loan repayments......................       7,905          8,066
                                                  ----------     ----------
                                                   6,205,361      5,809,705
LIABILITIES:                                            -              -
                                                  ----------     ----------

TOTAL EQUITY                                      $6,205,361     $5,809,705
                                                  ==========     ==========

                                                    VMMR Prime Portfolio
                                                  -------------------------
                                                     1997           1996
                                                  ----------     ----------
ASSETS:
 Investments:
  Vanguard mutual funds:
   VMMR - Prime Portfolio.......................  $4,119,426     $5,926,693

 Due from Hartmarx Corporation:
  Employee contributions........................       8,700          5,226
  Employee loan repayments......................       2,021          3,798
                                                  ----------     ----------
                                                   4,130,147      5,935,717
LIABILITIES:                                            -              -
                                                  ----------     ----------

TOTAL EQUITY                                      $4,130,147     $5,935,717
                                                  ==========     ==========

                                                     Index 500 Portfolio
                                                 --------------------------
                                                     1997           1996
                                                 -----------     ----------
ASSETS:
 Investments:
  Vanguard mutual funds:
   Index 500 Portfolio.......................... $11,070,490     $7,136,547

 Due from Hartmarx Corporation:
  Employee contributions........................      91,446         65,155
  Employee loan repayments......................      12,318          9,052
                                                 -----------     ----------
                                                  11,174,254      7,210,754
LIABILITIES:                                            -              -
                                                 -----------     ----------

TOTAL EQUITY                                     $11,174,254     $7,210,754
                                                 ===========     ==========

                                                     STAR Fund Portfolio
                                                  -------------------------
                                                     1997           1996
                                                  ----------     ----------
ASSETS:
 Investments:
  Vanguard mutual funds:
   STAR Fund Portfolio..........................  $8,018,077     $6,234,193

 Due from Hartmarx Corporation:
  Employee contributions........................      74,071         65,544
  Employee loan repayments......................       8,854          8,305
                                                  ----------     ----------
                                                   8,101,002      6,308,042
LIABILITIES:                                            -              -
                                                  ----------     ----------

TOTAL EQUITY                                      $8,101,002     $6,308,042
                                                  ==========     ==========

                                                       PRIMECAP Fund
                                                  -------------------------
                                                     1997           1996
                                                  ----------     ----------
ASSETS:
 Investments:
  Vanguard mutual funds:
   PRIMECAP Fund................................  $7,781,231     $4,118,385

 Due from Hartmarx Corporation:
  Employee contributions........................      76,762         47,927
  Employee loan repayments......................      10,537          9,434
                                                  ----------     ----------
                                                   7,868,530      4,175,746
LIABILITIES:                                            -              -
                                                  ----------     ----------

TOTAL EQUITY                                      $7,868,530     $4,175,746
                                                  ==========     ==========

                                                        International
                                                      Growth Portfolio
                                                  -------------------------
                                                     1997           1996
                                                  ----------     ----------
ASSETS:
 Investments:
  Vanguard mutual funds:
   International Growth Portfolio...............  $1,902,641     $1,684,319

 Due from Hartmarx Corporation:
  Employee contributions........................      15,667         14,991
  Employee loan repayments......................       1,808          1,860
                                                  ----------     ----------
                                                   1,920,116      1,701,170
LIABILITIES:                                            -              -
                                                  ----------     ----------

TOTAL EQUITY                                      $1,920,116     $1,701,170
                                                  ==========     ==========


                                                     Hartmarx Stock Fund
                                                 ---------------------------
                                                    1997            1996
                                                 -----------     ----------
ASSETS:
 Investments:
  Hartmarx Corporation common
   stock........................................ $10,596,867     $8,259,592
  Vanguard mutual funds:
   VMMR - Prime Portfolio.......................     290,796        114,013
                                                 -----------     ----------
                                                  10,887,663      8,373,605

 Due from Hartmarx Corporation:
  Employee contributions........................      73,708         48,469
  Employee loan repayments......................      11,400         12,146
 Due from Hartmarx GIC Fund.....................      30,000           -
 Accrued investment income......................       3,194            328
                                                 -----------     ----------
                                                  11,005,965      8,434,548
LIABILITIES:
 Payable to Hartmarx Corporation................     271,611         78,346
                                                 -----------     ----------

TOTAL EQUITY                                     $10,734,354     $8,356,202
                                                 ===========     ==========

                                                      Hartmarx GIC Fund
                                                  -------------------------
                                                     1997           1996
                                                  ----------     ----------
ASSETS:
 Investments:
  Vanguard Retirement Savings Trust.............. $4,130,945     $3,645,340
  Unallocated group annuity
   insurance contract............................  1,830,733      1,773,121
                                                  ----------     ----------
                                                   5,961,678      5,418,461
 Due from Hartmarx Corporation:
  Employee contributions.........................     26,201         25,907
  Employee loan repayments.......................      3,538          5,446
                                                  ----------     ----------
                                                   5,991,417      5,449,814
LIABILITIES:
 Payable to Hartmarx Stock Fund                       30,000           -
                                                  ----------     ----------

TOTAL EQUITY                                      $5,961,417     $5,449,814
                                                  ==========     ==========

                                                          Loan Fund
                                                  -------------------------
                                                     1997           1996
                                                  ----------     ----------
ASSETS:
 Investments:
  Loans to participants.......................... $1,626,602     $1,660,404
                                                  ----------     ----------
                                                   1,626,602      1,660,404
LIABILITIES:                                            -              -
                                                  ----------     ----------

TOTAL                                             $1,626,602     $1,660,404
                                                  ==========     ==========

Investment in each fund option above is at the participants' direction, except that Employer contributions prior to 1989 and related earnings aggregating $779,794 and $649,965 at December 31, 1997 and 1996, respectively, are restricted to the Hartmarx Stock Fund.

 Income and changes in the equity of the funds comprising the Plan for the year ended December 31, 1997 is as follows:

                                                       VFISF       VMMR          Index
                                                       GNMA        Prime          500
                                                     Portfolio   Portfolio     Portfolio
                                                    ----------   ----------   -----------
 Income from:
    Net gain on sales of
     investments...............................     $   16,920   $     -      $   447,544
   Unrealized appreciation
     of investments............................        115,111         -        1,974,095
                                                    ----------   ----------   -----------
     Net increase in fair value................        132,031         -        2,421,639

   Other investment income:
   Dividends on shares of
     mutual funds..............................        433,714         -          227,486
   Earnings from money market
     mutual fund...............................           -         273,282          -
                                                    ----------   ----------   -----------

          Total income.........................        565,745      273,282     2,649,125

 Participants' contributions...................        418,492      162,002     1,224,975
 Transfers - loan withdrawals..................       (121,012)     (42,100)     (140,088)
 Transfers - loan repayments...................        102,677       52,448       152,539
 Transfers - among investment funds, net.......        (76,468)  (1,473,753)      626,648
 Administrative expenses.......................           (950)        (570)         (320)
 Distributions to participants.................       (492,828)    (776,879)     (549,379)
                                                    ----------   ----------   -----------

 Net increase (decrease) in fund equity........        395,656   (1,805,570)    3,963,500
 Fund equity:
   Beginning of year...........................      5,809,705    5,935,717     7,210,754
                                                     ---------   ----------   -----------

   End of year.................................     $6,205,361   $4,130,147   $11,174,254
                                                    ==========   ==========   ===========

                                                      STAR                    International
                                                      Fund        PRIMECAP        Growth
                                                    Portfolio       Fund        Portfolio
                                                    ----------   ----------   -------------
 Income (loss) from:
   Net gain on sales of investments.............    $  143,005   $  233,903     $    14,640
   Unrealized appreciation
     (depreciation) of investments..............       463,867    1,238,216         (69,447)
                                                     ---------   ----------      ----------
     Net increase (decrease) in fair value......       606,872    1,472,119         (54,807)

   Other investment income:
   Dividends on shares of
     mutual funds...............................       753,715      281,831          81,601
                                                     ---------   ----------      ----------

          Total income..........................     1,360,587    1,753,950          26,794

 Participants' contributions....................       872,716    1,081,613         258,082
 Transfers - loan withdrawals...................       (96,404)    (101,016)        (21,082)
 Transfers - loan repayments....................       123,552      146,566          36,495
 Transfers - among investment funds, net........       183,326    1,038,529          10,492
 Administrative expenses........................        (1,210)        (200)           (210)
 Distributions to participants..................      (649,607)    (226,658)        (91,625)
                                                     ---------   ----------      ----------

 Net increase in fund equity....................     1,792,960    3,692,784         218,946

 Fund equity:
   Beginning of year............................     6,308,042    4,175,746       1,701,170
                                                     ---------   ----------      ----------

   End of year..................................    $8,101,002   $7,868,530      $1,920,116
                                                    ==========   ==========      ==========

                                                      Hartmarx      Hartmarx
                                                       Stock           GIC         Loan
                                                        Fund          Fund         Fund
                                                     -----------   ----------   ----------
 Income from:
  Net gain on distributions of stock
    to participants..............................    $    55,994   $     -      $     -
   Net gain on sales of investments..............        990,610         -            -
   Unrealized appreciation
     of investments..............................      2,310,933         -            -
                                                     -----------   ----------   ----------
     Net increase in fair value..................      3,357,537         -            -

   Other investment income:
     Earnings from money market
        mutual funds.............................         15,202         -            -
     Earnings from Vanguard Retirement
        Savings Trust............................           -         234,591         -
     Interest income from participant loans......           -            -         136,341
     Other interest income.......................           -          94,719         -
                                                     -----------   ----------   ----------

          Total income...........................      3,372,739      329,310      136,341

 Participants' contributions.....................        701,761      388,820         -
 Transfers - loan withdrawals....................       (184,027)     (72,723)     778,452
 Transfers - loan repayments.....................        202,489       60,866     (877,632)
 Transfers - among investment funds, net.........     (1,024,869)     716,095         -
 Administrative expenses.........................        (37,186)        -            -
 Distributions to participants...................       (652,755)    (910,765)     (70,963)
                                                     -----------   ----------   ----------

 Net increase (decrease) in fund equity..........      2,378,152      511,603      (33,802)

 Fund equity:
   Beginning of year.............................      8,356,202    5,449,814    1,660,404
                                                     -----------   ----------   ----------

   End of year...................................    $10,734,354   $5,961,417   $1,626,602
                                                     ===========   ==========   ==========

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


 We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-03169) of Hartmarx Corporation of our report dated June 17, 1998 appearing on page 1 of
 Exhibit 99 to the 1997 Annual Report on Form 10-K of Hartmarx Corporation, filed with this Form 10K-A.



 PRICE WATERHOUSE LLP

 Chicago, Illinois
 June 29, 1998

                                                              Schedule G, Part I
                                                              ------------------
                                                                 (Page 1 of 2)


                     THE HARTMARX SAVINGS-INVESTMENT PLAN

                    EIN: 36-3217140          Plan No.: 002

                               PART I - ITEM 27a
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1997
                             --------------------

Identity of Party,
  Description of                  Maturity  Interest   Historical      Current
    Investment                      Date      Rate        Cost          Value
------------------                --------  --------      ----         -------
Line 31c(9)(b)
--------------

* Loans to Participants           Various   7%-11.5%   $   -0-       $ 1,626,602
                                                       ===========   ===========

Line 31c(11)
------------

* Vanguard Retirement Savings
  Trust (4,130,945 units)                              $ 4,130,945   $ 4,130,945
                                                       ===========   ===========

Line 31c(15)
------------

* VMMR - Prime Portfolio
  (4,410,222 shares)                                   $ 4,410,222   $ 4,410,222

* VFISF-GNMA Portfolio
  (591,232 shares)                                       6,039,569     6,166,551

* Index 500 Portfolio
  (122,910 shares)                                       7,710,816    11,070,490

* STAR Fund Portfolio
  (461,339 shares)                                       7,065,905     8,018,077

* PRIMECAP Fund
  (196,645 shares)                                       6,092,013     7,781,231

* International Growth
  Portfolio
  (116,085 shares)                                       1,905,398     1,902,641
                                                       -----------   -----------

                                                       $33,223,923   $39,349,212
                                                       ===========   ===========

* Party-in-interest to the Plan.

                                                              Schedule G, Part I
                                                              ------------------
                                                                 (Page 2 of 2)


                     THE HARTMARX SAVINGS-INVESTMENT PLAN

                    EIN: 36-3217140          Plan No.: 002

                               PART I - ITEM 27a
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1997
                             --------------------

Identity of Party,
  Description of              Maturity    Interest      Par        Historical      Current
    Investment                  Date        Rate       Value          Cost          Value
------------------            --------    --------     -----          ----         -------
Line 31c(16)
------------

MBL Life Assurance
  Corp.
  RGA 4690                   01/01/2000     #5.1     $1,400,000    $ 1,830,733   $ 1,830,733
                                                                   ===========   ===========

Line 31d(1)
-----------

*Hartmarx Corporation
  Common stock
  (1,389,753 shares)                                 $2.50         $10,308,710   $10,596,867
                                                                   ===========   ===========

# - See Note 5 to financial statements for further information.

* - Party-in-interest to the Plan.

                                                              Schedule G, Part V
                                                              ------------------
                                                                 (Page 1 of 1)


                     THE HARTMARX SAVINGS-INVESTMENT PLAN

                    EIN: 36-3217140          Plan No.: 002
            PART V - ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
          SERIES OF SECURITY TRANSACTIONS EXCEEDING 5% OF PLAN ASSETS
                            1/1/97 THROUGH 12/31/97

                                                                 Current
                                                                Value of
                                                   Historical   Asset On
Identity of Party/          Purchase    Selling     Cost of    Transaction   Net Gain
Description of Asset         Price       Price       Asset        Date       or (Loss)
--------------------       ----------  ----------  ----------  -----------   ---------
Hartmarx Corporation
  Common stock             $2,672,213  $           $2,672,213   $2,747,238    $ 75,025
  Common stock                          3,490,254   3,274,117    3,490,254     216,137

Vanguard Retirement
  Savings Trust
  Trust units               2,223,869               2,223,869    2,223,869        -
  Trust units                           1,674,417   1,674,417    1,674,417        -

VMMR Prime Portfolio
  Mutual fund shares        3,613,504               3,613,504    3,613,504        -
  Mutual fund shares                    5,420,771   5,420,771    5,420,771        -

Vanguard GNMA Portfolio
  Mutual fund shares        2,314,205               2,314,205    2,314,205        -
  Mutual fund shares                    2,051,734   2,033,149    2,051,734      18,585

Vanguard Index Trust
  500 Portfolio
  Mutual fund shares        5,144,137               5,144,137    5,144,137        -
  Mutual fund shares                    3,631,835   2,775,419    3,631,835     856,416

Vanguard STAR Fund
  STAR Portfolio
  Mutual fund shares        3,158,329               3,158,329    3,158,329        -
  Mutual fund shares                    1,981,317   1,738,353    1,981,317     242,964

Vanguard PRIMECAP Fund
  Mutual fund shares        4,106,692               4,106,692    4,106,692        -
  Mutual fund shares                    1,915,965   1,587,713    1,915,965     328,252